Exhibit 10.8

AMENDMENT NO. 1

TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 1, made as of October 27, 2005 (“Amendment No. 1”), by and among BEAR STEARNS MORTGAGE CAPITAL CORPORATION (the “Buyer”), NC CAPITAL CORPORATION (“NC Capital”), NC RESIDUAL II CORPORATION (“NC Residual”) and NEW CENTURY CREDIT CORPORATION (“New Century” and, together with NC Capital and NC Residual, each a “Seller” and, collectively, the “Sellers”).

R E C I T A L S

WHEREAS, Buyer and Sellers have previously entered into an Amended and Restated Master Repurchase Agreement, dated as of August 18, 2005 (the “Agreement”); and,

WHEREAS, Buyer and Sellers desire to make certain modifications to the Agreement as described herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a)	Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Agreement. Capitalized terms used in the Agreement whose definitions are modified in this Amendment No. 1 shall, for all purposes of the Agreement, be deemed to have such modified definitions.

(b)	The definition of “Committed Transaction” is hereby deleted and replaced in its entirety as follows:

“Committed Transaction”, a Transaction involving Eligible Loans with respect to which the Repurchase Price is due and payable on the earliest of (i) the related Repurchase Date and (ii) November 30, 2005, or such other date as is agreed to by Buyer in its sole discretion.

Section 2. Expenses. Sellers shall pay on demand all fees and expenses (including, without limitation, the fees and expenses for legal services of any kind whatsoever) incurred by Buyer in connection with this Amendment No. 1. The obligation of Sellers to pay such fees and expenses incurred prior to, or in connection with, the termination of the Agreement, as amended by this Amendment No. 1, shall survive such termination.

Section 3. Governing Law. This Amendment No. 1 shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein.

Section 4. Interpretation. The provisions of the Agreement shall be read so as to give effect to the provisions of this Amendment No. 1.

Section 5. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 6. Ratification and Confirmation. As amended by this Amendment No. 1, the Agreement is hereby in all respects ratified and confirmed, and the Agreement, as amended by this Amendment No. 1, shall be read, taken and construed as one and the same instrument.

IN WITNESS WHEREOF, Buyer and Sellers have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.

BEAR STEARNS MORTGAGE CAPITAL CORPORATION, as Buyer

By:	/s/ illegible
Title:	Senior Vice President
Date:	October 27, 2005

NC CAPITAL CORPORATION, as Seller

By:	/s/ Patrick Flanagan
Title:	Chief Executive Officer
Date:	October 27, 2005

NC RESIDUAL II CORPORATION, as Seller

By:	/s/ Patrick Flanagan
Title:	President
Date:	October 27, 2005

NEW CENTURY CREDIT CORPORATION, as Seller

By:	/s/ Patrick Flanagan
Title:	President
Date:	October 27, 2005

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